UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2016

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2016, Enviva Management Company, LLC (“Enviva Management”), an affiliate of Enviva Partners, LP (the “Partnership”), entered into an amended and restated employment agreement with Edward R. Smith, Vice President, Operations of Enviva Partners GP, LLC (the “General Partner”). Effective August 1, 2016, Mr. Smith was appointed as Executive Vice President, Operations of the General Partner.

Enviva Management’s Second Amended and Restated Employment Agreement with Mr. Smith (the “Employment Agreement”) resets Mr. Smith’s annualized base salary to $300,000. In addition, the Employment Agreement resets the target value of Mr. Smith’s 2017 annual award under the Partnership’s Long-Term Incentive Plan to 100% of his annualized base salary as in effect on January 1, 2017.

Except for the foregoing, the terms of the Employment Agreement remain substantively consistent with the terms of Mr. Smith’s pre-existing employment agreement. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement (Exhibit 10.1 to this Current Report on Form 8-K).

Item 9.01.                Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1	Second Amended and Restated Employment Agreement between Edward R. Smith and Enviva Management Company, LLC, dated August 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: August 25, 2016

	By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and
Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Second Amended and Restated Employment Agreement between Edward R. Smith and Enviva Management Company, LLC, dated August 19, 2016.